SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Dec. 3, 2007

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 1-5571

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 for a discussion of the Offer Letter, entered into between RadioShack Corp (the "Company") and Peter J. Whitsett, the Company's newly appointed Executive Vice President, Chief Merchandising Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Nov. 30, 2007, RadioShack Corp announced that it had appointed Peter J. Whitsett to the position of Executive Vice President, Chief Merchandising Officer.  Mr. Whitsett began his employment with the Company on Dec. 3. 2007.

Mr. Whitsett was Senior Vice President, Kmart Merchandising Officer from July 2005 until Nov. 2007. He joined Kmart in 1999 as Director, Merchandise Planning & Replenishment and served in a variety of positions, including Divisional Vice President, Merchandise Planning from 2000 to 2003, Divisional Vice President, Merchandising Consumables in 2003, Vice President/General Merchandise Manager, Drug Store and Food from 2003 to 2004, and Vice President/General Merchandise Manager from 2004 to 2005.

In connection with Mr. Whitsett’s appointment as Executive Vice President, Chief Merchandising Officer, the following sets forth Mr. Whitsett’s base salary, sign-on bonus, stock option grant and restricted stock information.

Base Annual Salary:	$500,000
Sign-On Bonus:	$30,000
Number of Stock Options (1):	40,000
Number of Shares of Restricted Stock (2):	20,000

(1)   The exercise price per share is $18.46, which is equal to the fair market value (defined as the average of the high and low NYSE sales price) of RadioShack common stock on the first day of trading in RadioShack stock on the first day of Mr. Whitsett’s employment.   Options vest in equal annual increments of one-third, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates. Assuming continuing service as an employee, options expire seven years from the date of grant.

(2)   Restricted stock vests in equal annual increments of one-third, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates.

In addition, Mr. Whitsett will participate in the Company’s Annual and Long-Term Incentive Compensation Plan, established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting of stockholders.   Mr. Whitsett’s annual target bonus is equal to 75% of his base salary and payment is subject to the Company achieving certain performance metrics.  For 2007, the annual bonus is guaranteed to be a minimum of $100,000.  Mr. Whitsett’s 2007 Long Term Incentive Compensation Plan target is $200,000.  The Long Term Incentive Plan is a two year

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plan for calendar years 2007 and 2008, payable in 2009.  Mr. Whitsett will also be eligible to participate in the 2008 Long Term Incentive Compensation Plan.

The Company will provide Mr. Whitsett with relocation assistance, which includes a furnished temporary apartment through May 31, 2008 and a suitable number of trips back and forth between the Company’s headquarters and his residence in Illinois.  The Company will also assist in the sale of Mr. Whitsett’s home through the Company’s Home Marketing Assistance and Appraised Value / Amended Value Program.  Mr. Whitsett will also be eligible to participate in the Company’s Officers’ Supplemental Executive Retirement Plan, Officers’ Severance Program and Executive Life.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of December, 2007.

RADIOSHACK CORPORATION

RADIOSHACK CORPORATION

/s/ James F. Gooch
James F. Gooch
Executive Vice President and Chief Financial Officer

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